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                                                                      Exhibit 10


                             CERTIFICATE OF ADOPTION
                                  OF AMENDMENT
                      TO AMENDED ARTICLES OF INCORPORATION

                                       OF

                            THE J.M. SMUCKER COMPANY


         We, Richard K. Smucker, President, and Steven J. Ellcessor, Secretary, of The J.M. Smucker Company, an Ohio corporation (the "Company"), do hereby certify that pursuant to the authority conferred upon the Directors of the Company (the "Directors") by the Articles of Incorporation of the Company, the Directors at a meeting duly called and held on April 22, 1999 at which a quorum was present and acting throughout, adopted the following resolution to amend the Amended Articles of Incorporation of the Company pursuant to Section 1701.70(B)(1) of the Ohio Revised Code to create a series of Serial Preferred Shares designated as Series A Junior Participating Preferred Shares:

         RESOLVED, that Article Fourth of the Amended Articles of Incorporation of this Company be, and it hereby is, amended by adding after Division I of Article Fourth of the Amended Articles of Incorporation a new Division I-A as set forth below:

                                  DIVISION I-A

                 SERIES A JUNIOR PARTICIPATING PREFERRED SHARES

         Section 1. There is established hereby a series of Serial Preferred Shares that shall be designated Series A Junior Participating Preferred Shares (hereinafter sometimes called this "Series" or the "Series A Junior Participating Preferred Shares") and that shall have the terms set forth in this Division I-A.

         Section 2. The number of shares of this Series shall be 700,000.

         Section 3. (a) The holders of record of Series A Junior Participating Preferred Shares shall be entitled to receive, when and as declared by the Directors in accordance with the terms hereof, out of funds legally available for the purpose, cumulative quarterly dividends payable in cash on the first day of March, June, September, and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Junior Participating Preferred Share or fraction of a Series A Junior Participating Preferred Share. Such quarterly dividend payments shall be in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 per share or (ii) subject to the provision for adjustment hereinafter set forth,

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100 times the aggregate per share amount of all cash dividends, plus 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in Common Shares, or a subdivision of the outstanding Common Shares (by reclassification or otherwise)), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series A Junior Participating Preferred Share or fraction of a Series A Junior Participating Preferred Share. In the event the Company shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Series A Junior Participating Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                  (b) Dividends shall begin to accrue and be cumulative on outstanding Series A Junior Participating Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Junior Participating Preferred Shares, unless (i) the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or (ii) the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. No dividends shall be paid upon or declared and set apart for any Series A Junior Participating Preferred Shares for any dividend period unless at the same time a dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared and set apart for all Serial Preferred Shares of all series then outstanding and entitled to receive such dividend. The Directors may fix a record date for the determination of holders of Series A Junior Participating Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 40 days prior to the date fixed for the payment thereof.

         Section 4. The Series A Junior Participating Preferred Shares are not redeemable.

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                  Section 5. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (hereinafter referred to as a "Liquidation"), no distribution shall be made to the holders of shares ranking junior (either as to dividends or upon Liquidation) to the Series A Junior Participating Preferred Shares, unless, prior thereto, the holders of Series A Junior Participating Preferred Shares shall have received at least an amount per share equal to one hundred times the then applicable Purchase Price as defined in the Rights Agreement, dated as of April 22, 1999 between the Company and Harris Trust and Savings Bank, as the same may be from time to time amended in accordance with its terms (which Purchase Price is $90.00 as of April 22, 1999), subject to adjustment from time to time as provided in the Rights Agreement, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment; provided that the holders of Series A Junior Participating Preferred Shares shall be entitled to receive at least an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares (the "Series A Junior Participating Preferred Shares Liquidation Preference").

                  (b) In the event, however, that the net assets of the Company are not sufficient to pay in full the amount of the Series A Junior Participating Preferred Shares Liquidation Preference and the liquidation preferences of all other series of Serial Preferred Shares, if any, which rank on a parity with the Series A Junior Participating Preferred Shares as to distribution of assets in Liquidation, all shares of this Series and of such other series of Serial Preferred Shares shall share ratably in the distribution of assets (or proceeds thereof) in Liquidation in proportion to the full amounts to which they are respectively entitled.

                  (c) In the event the Company shall at any time declare or pay any dividend on the Common Shares payable in consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Series A Junior Participating Preferred Shares were entitled immediately prior to such event pursuant to the provision set forth in paragraph (a) above, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.


                  (d) The merger or consolidation of the Company into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Company,
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shall not be deemed to be a Liquidation for the purpose of this Section 5.

         Section 6. The Series A Junior Participating Preferred Shares shall not be convertible into Common Shares.


         IN WITNESS WHEREOF, Richard K. Smucker, President, and Steven J. Ellcessor, Secretary, of The J.M. Smucker Company, acting for and on behalf of the Company, have hereunto subscribed their names this 7th day of June, 1999.




                                     /s/  Richard K. Smucker
                                     ---------------------------------
                                     Richard K. Smucker
                                     President



                                     /s/  Steven J. Ellcessor
                                     ---------------------------------
                                     Steven J. Ellcessor
                                     Secretary



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